Exhibit 99.1

BUSINESS SALE AND PURCHASE AGREEMENT

between

SYKES ENTERPRISES INCORPORATED, S.L.

and

IBERPHONE, S.A.U.

Madrid, 29 March 2012

In Madrid, on 29th of March, 2012

BETWEEN

Of the first part,

SYKES ENTERPRISES INCORPORATED, S.L.U., with domicile in Lugo, Avenida Benigno Rivera 101, Polígono Ceao, and with Tax ID Code B-35/539 063, incorporated, for an indefinite period, by means of a deed executed before the Notary of Las Palmas de Gran Canaria, Mr. Juan Alfonso Cabello Cascajo, on November 4, 1998, with number 7,318 of his official record, and entered in the Companies Register of Lugo, in Volume 316, Section 8th, Folio 168, Page 9,068, represented by Mr. James Thomas Holder in his capacity as attorney-in-fact by virtue of the special power of attorney granted on March 23, 2012 before the notary of Tampa, Florida (United States of America), Ms. Ronda Paris, and with express authorisation from the sole shareholder at a meeting held at the General Shareholders meeting on the date of March 23, 2012 (hereinafter known as the “Vendor”); and

Of the other part,

IBERPHONE, S.A.U., with domicile in Madrid Avda de Burgos, 8 and with Tax ID Code A-78915394, incorporated, for an indefinite period, by means of a deed executed before the Notary of Madrid, Mr. Pedro de la Herran Matorras, on 13 October 1988, with number 2352 of his official record, and entered in the Companies Register of Madrid, in Volume 4485, Folio 138, Page M-74260, represented by Mr. Carlos Marina Barrio and Mr Antonio Galán Vallejo in his capacity as holders of powers of attorney pursuant to the resolution of the Board of Directors at a meeting held on 3 January 2012 and executed before the Notary of Madrid Mr. Luis Jorquera García, on 11 January 2012, with number 41 of his official records (hereinafter known as the “Purchaser”);

The Vendor and the Purchaser will hereinafter be individually known as the “Party” and jointly as the “Parties”.

The Parties acting declare that the powers they hold have not been modified, revoked or suspended and they acknowledge their sufficient capacity, in the form of representation in which they act, for the execution of this Agreement, they freely agree to the same and, to this end,

WITNESSETH

I.	Whereas the Vendor is the owner of the Business (as defined below), and wishes to sell and transfer as a going concern the Business to the Purchaser, who wishes to purchase and acquire it on the terms set out in this Agreement.

II.	Whereas with the aim of formalising the transfer of the Business both Parties sign a business sale and purchase agreement which will be governed by the terms set out herein.

Having regard to the Recitals stated hereinabove, the Parties have agreed to execute this Agreement which will be governed by the following

CLAUSES

1.	DEFINITIONS

Agreement	Shall mean this business sale and purchase agreement signed by the Parties on the date hereof.

Assets	Shall mean the Tangible Assets and other Movable Property, Licenses, Information Technology and Systems, Contracts, employment with Staff Employed and the documentation that supports the transferred Business, as detailed in Clause 2.

Business	Shall mean the set of activities that are carried on by the Vendor’s call center business in the Ponferrada site (Spain) as this is currently conducted by the Vendor.

Business Day	Shall mean any day apart from a Saturday, Sunday or any other day that is a holiday in Madrid capital.

Contracts	Shall mean any contracts assigned by virtue of this Agreement, including the Vodafone Contract and Ponferrada Site Lease Contract.

Date of Transfer	Shall mean March 31st, 2012, at 24.00 hours for the transfer of the Staff Employed and March 30th, 2012, at 24 hours for the rest of the Assets.

Encumbrance	Any type of mortgage, charge, pledge, option, limitation of use, accessory provision, real right or preferential right, in favour of a third party.

Parties	The parties to this Agreement; and “Party” means either of these.

Ponferrada Site	The premises located at Ponferrada (León), at “Disma Medulas Building”, located at P.I. Del Bierzo, fase 2, C/ Manchester, 24400.

Ponferrada Site Lease Contract	Contract signed between the Vendor and Disma Médulas, S.L. on November 1st 2008 with respect to the Ponferrada Site.

Price	Shall have the meaning set forth under Clause 4.

Vodafone Contract	Contract signed between the Vendor and Vodafone España SA on November 11th, 2011, related to Call Center services in Ponferrada site, which expires on March 31, 2012.

2.	OBJECT OF THE AGREEMENT

2.1

The Vendor, by means of this Agreement, sells and transfers to the Purchaser and the latter purchases and acquires the Business, as a going concern which shall include (i) all liabilities belonging or otherwise allocable to the Business (except as otherwise expressly set forth herein), and (ii) the Assets, free from all Encumbrances and together with all rights, benefits and advantages of any nature whatsoever now or at any time after the date of this Agreement attaching or accruing to them, on the terms and conditions of this Agreement. Both parties acknowledge that the Business in itself constitutes an autonomous call center business unit and contemplate that it will continue to operate as such subsequent to the transaction.

2.2	The Business subject of acquisition is comprised of the following:

2.3	Tangible Assets and Other Movable Property.

(i)	With effect from the Date of Transfer, the Vendor sells to the Purchaser and the Purchaser purchases from the Vendor all the Assets belonging to or allocable to the Business and all other movable property belonging to or allocable to it.

(ii)	This includes, but without limitation, technical equipment, machinery, office and other equipment and assets under construction as well as low-value assets and the tangible assets and other movable property acquired or produced by or for or otherwise added to the Business in the ordinary course of business up to the Date of Transfer.

(iii)	Schedule 2.3 provides for a full list of Tangible and Other Movable Property.

2.4	Information Technology and Systems

(i)	With effect from the Date of Transfer, the Vendor sells to the Purchaser and the Purchaser accepts the sale of all of the Information Technology and Systems allocable to the Business including, but not limited to, computer, hardware, networks or other information technology and systems as well as rights of use and exploitation in copyright protected works, of software, hardware, computer programs collections and databases. The Parties agree that the so-called corporate licenses “Lawson & Khalix” are not part of the Assets (and Information Technology and Systems) being transferred to the Purchaser by virtue of this Agreement.

(ii)	Schedule 2.4 provides for a full list of Information Technology and Systems

2.5	Licenses

(i)	With effect from the Date of Transfer, the Vendor transfers to the Purchaser and the Purchaser accepts the transfer of all of existing licences, consents permissions and authorizations relating to the Business.

(ii)	Schedule 2.5 provides a full list of Licences.

2.6	Contracts.

(i)	With effect from the Date of Transfer, the Vendor assigns to the Purchaser and the Purchaser accepts the Contracts to the extent applicable and to the portion of the Contract that applies to the Business in the Ponferrada Site as listed in Schedule 2.6, and any and all rights and obligations related thereto and arising therefrom, specifically, the “Vodafone Contract” and the “Ponferrada Site Lease Contract”.

(ii)	The Purchaser has reviewed each of the Contracts, including, without limitation, the Vodafone Contract and the Ponferrada Site Lease Contract, and identified those that require prior approval by the other contracting party or otherwise limit the Vendor’s ability to assign them and the Purchaser shall be solely responsible for obtaining any such approval, consent or required action as the Purchaser may deem appropriate from the relevant contracting party. In this respect, notices of assignment of the Contracts are herein attached as Schedule 2.6 Bis.

2.7	Staff Employed.

(i)	With effect from the Date of Transfer, the staff employed that are listed in Schedule 2.7 only (hereinafter, the “Staff Employed”) will be transferred onto the Purchaser according to the conditions stated under this Agreement. The transfer of employment of the Staff Employed shall be carried out pursuant to and governed by article 44 of the Workers’ Statute.

(ii)	All accrued payroll (and payroll-related liabilities, including, but not limited to, social security contributions for both the employee and the company -“modelo TC1 and TC2”-, withholding employee income tax -“retención IRPF modelo 110”-) related to the Staff Employed as of March 31, 2012 (inclusive) shall be borne by the Vendor. On or before the payment due date the Vendor shall pay the relevant amount to the Social Security and the Tax Authorities. As a warranty for the compliance of this obligation, the Vendor hereby delivers on the date hereof a nominative banking cheque issued by the Vendor in the name of the Purchaser for the aggregate amount of € 364,442, a photocopy of which is attached as Schedule 2.7 Bis, which is hereby delivered to and received by the Purchaser. This banking cheque shall be returned to the Vendor immediately upon payment evidence (“carta de pago”) of compliance with such obligations to the above referred Authorities is submitted to the Purchaser.

2.8	Sykes Trademarks.

(i)	The Purchaser hereby acknowledges and agrees that Sykes (and any derivates therefrom, including, without limitation, “Sykes Real People, Real Solutions”) (collectively, the “Sykes Trademarks”), are all trademarks that belong to one or more of the Vendor’s affiliates and that, therefore, such Sykes Trademarks are not part of of the sale and purchase transaction that constitutes the subject matter hereunder. Furthermore, the Purchaser covenants and agrees to never register, anywhere in the world, any web domain or trademark of any kind or nature utilizing the words Sykes (or any derivatives therefrom).

(ii)

The Purchaser covenants and agrees to discontinue immediately, but, in any event, no later than five (5) Business Days as of the date hereof, all use of the Sykes Trademarks in connection with the operation of the Business and to take any and all action required in order to remove all materials, of any kind or nature, in the Business depecting the Sykes

Trademarks. Under no circumstances shall the Purchaser (and the Purchaser hereby covenants to cause the the Business to never) carry out any actions that, by their nature, would mislead the market to believe that the business is still part of the Vendor or of the Sykes group.

The sale is limited to what has been above-mentioned, without this being extended to any other asset or liability other than those that are expressly detailed herein. The parties specially state that no current receivables or payables will be transferred to the Purchaser. Furthermore, the Purchaser hereby acknowledges that all of the Assets are sold by the Vendor to the Purchaser and purchased by the Purchaser from the Vendor, on an “as is” basis, including, without limitation, the legal status (i.e., legal restrictions) pertaining to each of such Assets.

3.	TRANSFER OF THE ASSETS

3.1	General Conditions of the Transfer

3.1.1	Notwithstanding the particular conditions stated in paragraphs 3.2 to 3.5. below, at the Date of Transfer, the Vendor shall:

(i)	deliver or cause to be delivered to the Purchaser those Assets which are transferable by delivery;

(ii)	upon the written request of the Purchaser, execute and deliver to the Purchaser, all assignments, transfers, assurances, etc., that, by their nature, are within the Vendor’s control in respect of the Assets which are not transferable by delivery, together with the documents of title thereto (if any);

(iii)	deliver to the Purchaser the records, all subsisting contracts and all other instruments and documents relating to the Business and Assets;

(iv)	use its reasonable endeavours to obtain such consents, licences or other permissions as are necessary to give the Purchaser the full benefit of this Agreement.

3.1.2	Beneficial ownership and risk in respect of the Assets shall pass to the Purchaser on the Date of Transfer. Save where otherwise specified in this Agreement, title to all Assets shall pass to the Purchaser on the Date of Transfer and title to all Assets which are capable of transfer by delivery shall pass on delivery. Such delivery shall be deemed to take place at the Site in Ponferrada. Where any consent or agreement of any third party is required formally to transfer any Asset or otherwise where title to any Asset has not been effectively vested in the Purchaser at the Date of Transfer, the Vendor shall hold such Asset on trust for the Purchaser until such Asset has been actually delivered and/or, in the case of an Asset not capable of transfer by delivery, formally transferred or assigned to or vested in the Purchaser.

3.1.3	If and to the extent that any documents of transfer are not available at the Date of Transfer, the Purchaser and the Vendor (if within the Vendor’s control) shall arrange for appropriate transfer documents to be prepared and completed as soon as practicable after the Date of Transfer.

3.2	Ponferrada Site Lease Contract

(i)	The Purchaser hereby subrogates into the Ponferrada Site Lease Contract. The landlord, DISMA MÉDULAS, S.L., has granted its consent to the assignment of such lease onto the Purchaser by virtue of the consent notice attached hereto as Schedule 3.2., which consent is hereby acknowledged and accepted by the Purchaser.

(ii)	Without limiting the foregoing, the Vendor shall cooperate with the Purchaser before the Landlord in order to negotiate the lease of extra-space available in the building in which the Site is located without an increase in the current rent payable to the Landlord.

3.3	Vodafone Contract

(i)	The Purchaser hereby subrogates into the Vodafone Contract and is solely responsible for obtaining the consent thereof from Vodafone.

(ii)	Furthermore, the Vendor disclaims any and all warranties with respect to Vodafone’s intent or willingness to (i) grant its consent to the assignment of the Vodafone Contract to the Purchaser, (ii) and, if so granted, to renew its term, or to renegotiate new terms and conditions that are satisfactory to the Purchaser, or (iii) to sign a new contract or to carry out any business with the Purchaser on terms that are satisfactory to the Purchaser. The Purchaser hereby acknowledges that it is the Purchaser’s sole and exclusive responsibility to obtain any of the above from Vodafone or any other action that may be required in order to retain Vodafone as a customer of the Business and, that, therefore the Vendor shall bear no liability to the Purchaser or any third party in connection thereto.

3.4	Staff Employed

(i)	The Purchaser hereby subrogates as employer (in lieu of the Vendor) with respect to all of the Staff Employed (but only with respect to such Staff Employed and not with respect to any other employee of the Vendor not listed in Schedule 2.7). The Vendor makes no representations or warranties with respect to compliance with laws applicable to the registration status of the Staff Employed and undertakes no liabilities in connection therewith.

(ii)	The Parties shall jointly communicate the purchase of the Business to the Unions and only the Buyer shall communicate the same individually to Staff Employed. The Parties agree to send the relevant notice on 30 March 2012, on the terms and conditions set out in section 44 of the Workers’ Statute.

(iii)	The Parties agree that they will carry out all of those processes necessary with the Social Security system in order to communicate the transfer of the workers in the form and within the periods that are legally established.

3.5	Licences

The Parties agree to jointly communicate to the correspondent Administrative Authority and to carry out all the requirements, within the Parties’ control, required for the transfer of the Licences which are object of this Agreement. A copy of the communication to the correspondent Administrative Authority is attached hereto as Schedule 3.5

4.	PRICE

The price for the sale and purchase of the Business is the lump sum of Euro 1 (hereinafter, the “Price”). A photocopy of invoice is attached as Schedule 4, which is hereby delivered to and received by the Purchaser.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations by the Vendor. The Vendor hereby represents and warrants to the Purchaser that:

(i)	Organization and Standing. The Vendor is a limited liability company duly organized, validly existing and in good standing under the laws of the country of Kingdom of Spain.

(ii)	Authorization. The Vendor has all requisite power and authority to enter into this Agreement, and carry out the provisions hereof. All shareholder, quotaholder, administrator and corporate acts and proceedings required for the authorization, execution, delivery and performance by the Vendor of this Agreement and to be signed by the Vendor has been taken.

(iii)	Enforceability. This Agreement constitutes the valid and legally binding obligation of the Vendor, enforceable against the Vendor in accordance with its terms and conditions.

(iv)	Title to Purchased Assets. Except as otherwise set forth herein, the Vendor is the lawful owner of or otherwise has the right to use the Assets, and, upon completion of their transfer onto the Purchaser, such Assets shall be transferred free and clear of all Encumbrances.

(v)	Disclaimer. (a) Except as expressly set forth in this section 5.1, neither the Vendor nor any of its affiliates or any of their respective officers, directors, employees, representatives or shareholders (or affiliates thereof) make or have made any other representation or warranty, express or implied, at law or in equity, in respect of any of the Company or the Business, or the Assets of the Company or the Business, including with respect to (i) the operation of the Business after the Date of Transfer or (ii) the probable success or profitability of the Business after the Date of Transfer; and (b) other than the indemnification obligations of the Vendor set forth in Section 6 of this Agreement, neither the Vendor nor any of its affiliates, or any of their respective officers, directors, employees, representatives or shareholders (or affiliates thereof) will have or be subject to any liability or indemnification obligation to the Purchaser or to any other person resulting from the distribution to the Purchaser, their respective affiliates or representatives of, or the Purchaser’s use of, any information relating to the Business, and any information, documents or material made available to the Purchaser, whether orally or in writing, in certain “data rooms”, management presentations, functional “break out” discussions, responses to questions submitted on behalf of the Vendor or in any other form in expectation of the transactions contemplated by this Agreement.

5.2	Representations by the Purchaser. The Purchaser hereby represents and warrants to the Vendor that:

(i)	Organization and Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the country of Kingdom of Spain.

(ii)	Authorization. The Purchaser has all requisite power and authority to enter into this Agreement, and carry out the provisions hereof. All shareholder, quotaholder, administrator and corporate acts and proceedings required for the authorization, execution, delivery and performance by the Purchaser of this Agreement and to be signed by the Purchaser has been taken.

(iii)	Enforceability. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and conditions.

(iv)	Sophisticated Purchaser. The Purchaser is a sophisticated buyer with respect to the Business and has adequate information concerning the business and financial condition of the Company and the Business and its Assets to make an informed decision regarding the purchase of the Business and has independently and without reliance upon the Vendor and based on such information as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(v)	Disclaimer. Except as expressly set forth in this section 5.2, neither the Purchaser nor any of its affiliates or any of their respective officers, directors, employees, representatives or shareholders (or affiliates thereof) make or have made any other representation or warranty, express or implied, at law or in equity.

6.	RESPONSIBILITY OF THE VENDOR

6.1	The Vendor hereby pays to the Purchaser (and the Purchaser accepts, with effect on the date of credit into the Purchaser’s designated bank account) the payment of €3,100,000. The payment is being made by the Vendor by way of a wire transfer of immediately available funds to the Purchaser’s designated bank account. Available evidence showing initiation of such wire transfer is attached hereto as Schedule 6.1.

6.2	In view of the above, the Parties mutually agree the following and allocate the above payment as follows:

(i)	The Vendor does not undertake any liability for any severance payable to any of the Staff Employed, regardless of whether the termination giving rise to such severance was performed with (or without) cause after the Date of Transfer, including, but not limited to, any termination of employment relating to the business (or lack thereof) with Vodafone, in consideration of such exoneration of liability the Purchaser receives from the Vendor the amount of € 1,500,000. The Purchaser shall be liable to the Vendor for any liability payable by the Vendor to the government (Tesoro Publico) arising out of or as a result of a collective dismissal involving the Staff Employed carried out by the Purchaser after the Date of Transfer.

(ii)	Any labor claim of any kind or nature (and any potential liabilities resulting therefrom) brought after the Date of Transfer by any of the Staff Employed relating to his or her employment shall be borne by the Purchaser, except only for those labor claims relating to wage differentials (but excepting those relating to mandatory salary adjustments) accrued through 31 March 2012, shall be borne by the Vendor.

For the avoidance of doubt, any labor claims by the Staff Employed for salary adjustments for the years 2010 and 2011 and up to 31 March 2012, as such adjustments may be established by the new industry relevant collective agreement, shall be borne solely by the Purchaser and the Vendor shall bear no liability thereof; in consideration of the exoneration of liability and the Purchaser’s assumption of the cost for the mandatory salary adjustment set forth in the clause 6.2(iii), the Purchase receives from the Vendor the amount of € 1,400,000.

(iii)	Notwithstanding anything in this Agreement to the contrary, the Parties hereby acknowledge and agree that except only for that liability (if any) resulting from fraud (“dolo”) by the Vendor and the breach by the Vendor of the Vendor’s representations set forth under clause 5.1 and for which the Vendor has agreed to indemnify the Purchaser hereunder, the Purchaser shall have no course of action against the Vendor for any other liability (whether asserted or unasserted, whether determined, determinable or otherwise, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, whether known or unknown at the date hereof) belonging or otherwise allocable to the Business, including, without limitation, that liability belonging or otherwise allocable to the Business that is based upon or that results from the operation of the Company or the Business on, prior to, or after the date hereof. In this respect, the Purchaser shall not exercise any action to seek any Vendor’s liability, and in consideration of the same the Purchaser receives from the Vendor the amount of € 200,000.

(iv)	the Vendor shall make its best reasonable efforts to procure that the current Site manager (Mrs. Elena Rodriguez) facilitates an appropriate transmission of the Business with no consideration and for a maximum term of 3 months as from the Date of Transfer. During that period, the Site manager shall assist and collaborate with the Purchaser to secure an appropriate transmission of the Business on a full time basis. Any costs and expenses relating to the Site manager, including the termination of her employment agreement and any other cost of labour nature and of social security shall be on the account of the Vendor.

(v)	Without enlarging the Vendor’s limited liability herein, the Vendor expressly acknowledges that the Purchaser’s liability before the Vendor is limited exclusively to i) the disclaimer set forth under clause 3.3. ii) the Purchaser’s representations set forth under clause 5.2., iii) any labour claim of any kind and nature brought after the Date of Transfer by any of the Staff Employed relating to his or her employment, except for those covered by the Vendor pursuant to this Agreement, and iv) liabilities incurred by the Vendor and payable to the government as a result of a collective dismissal involving the Staff Employed carried out by the Purchaser after the Date of Transfer.

(vi)	The Vendor’s acknowledgement above (v) and the allocation of the Vendor’s payment described above does not widen or otherwise alter the scope of the Vendor’s potential liability to the Purchaser set forth in this Agreement. Additionally, the allocation of the Vendor’s payment to the liabilities described in items (i) through (iii) above does not mean that the Vendor shall be liable to the Purchaser for the amount by which the liability (should it materialise) exceed the amount allocated to such liability.

7.	MISCELLANEOUS

7.1	Interpretation

The terms utilised in this Agreement will be interpreted in accordance with the definition thereof that is recorded in the same.

Unless expressly stated to the contrary, the lists or headings of particular circumstances or elements are made by way of example and without the intention of being complete. The inclusion of a specific circumstance or element within a more generic one will not be limiting in nature but only for the sake of reference.

7.2	Periods

The deadlines stated in days refer to calendar days, counted from the day following the day immediately after the start of the calculation. If the final day of the period is not a Business Day, the period concerned shall be automatically understood to be extended to the first Business Day thereafter.

The periods stated in months shall be counted from one monthly date to another monthly date unless there is no such date in the final month of the period, in which case the period shall end on the following day.

7.3	Confidentiality and Public Announcements

7.3.1	Each Party undertakes that it shall not at any time after the date of this Agreement use, divulge or communicate to any person (except to its professional representatives or advisers or as may be required by law or any legal or regulatory authority) any confidential information concerning the terms of this Agreement, the business or affairs of the other Party which may have or may in future come to its knowledge, and each Party shall use its reasonable endeavours to prevent the publication or disclosure of any confidential information concerning such matters.

7.3.2	The employees and the business associates of the Parties as well as the public shall be informed in the manner and by the publications required by law and on a date mutually agreed upon with respect to the transaction covered by this Agreement. However, no information shall be made public regarding this Agreement or any terms hereof except as required above or as mutually agreed in writing by the Parties (such agreement not to be unreasonably withheld or delayed).

7.3.3	If a future proposed announcement contains any information the disclosure of which would require the consent of the other Party pursuant to this clause, the consent of the other Party to the circulation of such proposed announcement will only be required in connection with such information.

7.4	Full Agreement. Modifications

This Agreement contains the full agreement between the Parties with respect to the matter that is the object of this Agreement. Any modification to this Agreement that is not set out in writing and that is not formalised by the contracting Parties shall lack validity and efficacy.

All of the Appendices to this Agreement shall form an integral part of the same.

7.5	Assignment

Neither of the Parties will be entitled to transfer or assign any of the rights and obligations stemming from this Agreement for any title, without the prior written consent of the other Party.

7.6	Severability

In the event of one or more of the clauses or provisions of this Agreement being or becoming wholly or partially null or ineffective, or the case of a lack of accuracy in any provision arising, such a circumstance shall not affect the validity of the rest of the clauses or provisions.

In such a case, the Parties shall reach an agreement regarding a valid and demandable clause or provision that eliminates the lack of accuracy and that is in line with the object and economic equilibrium of the Agreement.

7.7	Costs

Any costs and taxes that may derive from this Agreement shall be paid in accordance with the Law. The Parties acknowledge and agree that the Business constitutes an autonomous business unit for purposes of the Value Added Tax Law # 37/1992 and that, therefore, the sale and purchase transaction that constitutes the subject matter hereof is not subject to value added tax (impuesto al valor añadido).

8.	NOTIFICATIONS

8.1	Form of making notifications

All notifications sent by one of the Parties to the other one in relation to this Agreement shall be recorded in writing and signed by the Party that forwards it, or for the account of the latter, and it shall be delivered by any means accepted in law that make it possible to obtain a full recording and registration of the content thereof and of the date of its receipt. This is to be addressed for the attention of its recipient in accordance with Clause 11.2 of this Agreement (or any other address of its recipient that may be stated in accordance with this Agreement).

8.2	Addresses for notifications

The addresses of the parties for the purposes of this Agreement are as follows;

To the Vendor

i)	Address: Avenida Benigno Rivera 101

Polígono O Ceao, Lugo, España

ii)	Fax number: + 34 902 877 684

iii)	For the attention of: Eugenio Arceu

To the Purchaser

i)	Address: Avda de Burgos, 8, Madrid.

ii)	Fax number: +34 91 744 9501

iii)	For the attention of: Carlos Marina

9.	APPLICABLE LAW AND JURISDICTION

9.1	Applicable law

This Agreement shall be governed and interpreted by Spanish legislation.

9.2	Jurisdiction

The Parties submit expressly themselves to the jurisdiction of Court of Madrid Capital and irrevocably and non-conditional waive any other jurisdiction that they may be entitled to by law or by any other means.

And in witness whereof, the Parties sign this document in one copy and for one sole purpose, on the date and at the place first written above.

SYKES ENTERPRISES INCORPORATED, S.L.
The Vendor p.p.

Mr. James Thomas Holder

IBERPHONE, S.A.U.
The Purchaser p.p.

Mr. Carlos Marina Barrio	Mr Antonio Galán Vallejo